Exhibit 99.1

For more information, please contact: Michael J. McCloskey Chief Operating Officer (720) 932-4282 mmccloskey@uwbank.com

FOR IMMEDIATE RELEASE

UNITED WESTERN BANCORP, INC. REPORTS EXECUTION OF DEFINITIVE AGREEMENT FOR
SALE OF STERLING TRUST COMPANY ASSETS

•
Sterling Trust Company has agreed to sell its self-directed IRA and qualified plan businesses to an independent third party trust company and one of its affiliated companies for approximately $61,200,000.

•
United Western Bancorp, Inc. expects to report an after tax gain from this transaction in the second quarter of 2009, subject to regulatory approval and closing, in the amount of $35.9 million, or $5.01 per diluted share.

•	The after tax gain on sale of $35.9 million represents approximately 100% of the market capitalization of United Western Bancorp, Inc. as of the close of business on April 6, 2009.

•
Management contemplates distribution of substantially all of the net proceeds by Sterling Trust Company to United Western Bancorp, Inc. shortly following the closing. This will provide United Western Bancorp, Inc. with significant liquidity and flexibility to execute the core community banking business plan at United Western Bank and to take advantage of other strategic opportunities.

•	United Western Bancorp, Inc. plans to contribute a portion of the after tax gain on sale to United Western Bank to achieve a targeted total risk based capital ratio of 11.00% or higher going forward.

•	If this transaction had been completed at December 31, 2008:

o	The tangible book value of United Western Bancorp, Inc’s common stock would have been $19.00 per primary share and fully diluted share, versus $14.05 per primary share and fully diluted share; and

o	United Western Bancorp, Inc.’s tangible common equity leverage ratio would have been 6.01% verses 4.51%.

•
At closing, the buyer will agree to maintain all of its deposits from custodial accounts, including those accounts acquired in the transaction, at United Western Bank for a term of three years after the Closing. For an additional two years after the initial three-year period (or, if later, until the seller financing is repaid in full), the buyer will agree to maintain with the Bank an amount of custodial deposits at least equal to the amount of custodial deposits transferred to the buyer by Sterling at the closing, estimated to be in excess of $300,000,000.

•
Following the sale, Sterling Trust Company will change its name and continue its trust and business operations excluded from the proposed sale, consisting primarily of escrow and paying agent services.

Denver – April 8, 2009. United Western Bancorp, Inc. (NASDAQ: UWBK) (the “Company”), a Denver-based holding company whose principal subsidiary, United Western Bank® (the “Bank”), is a community bank focused on expansion across Colorado’s Front Range market and selected mountain communities, announced that its wholly owned subsidiary, Sterling Trust Company (“Sterling Trust”), has agreed to sell certain of its assets to Equity Trust Company and a newly formed administrative services company affiliated with Equity Trust Company (together, the “Buyer”) for $61,200,000 — $60,900,000 net of estimated direct expenses associated with the transaction — subject to certain adjustments as provided for in the definitive purchase agreement, and the assumption by Buyer of certain liabilities of Sterling Trust.

Sterling Trust, a Waco, Texas based trust company, will retain its custodial escrow and paying agent lines of business and will continue to maintain trust operations in Texas for that purpose. The retained business will continue to be led by trust industry veteran and current Sterling Trust Chairman and Chief Executive Officer, Paul Maxwell. Historically, Sterling Trust provided administrative and custodial services for self-directed individual retirement accounts (IRAs) and other retirement plan administration. The Buyer expects to continue to provide the same high-quality, customer-focused services that Sterling Trust provided prior to the closing of the sale under a new Sterling Trust division. Sterling Trust Company will change its name, subject to certain regulatory approvals and conditions, following the closing of this transaction, and will operate the retained business under the new name.

The Buyer will pay 25% of the purchase price in cash at closing and the remainder through financing to the Buyer from seller. The seller financing will have a term of seven years, will bear interest at the prime rate, as adjusted from time to time, and is subject to certain floors and ceilings on the rate. The seller financing calls for equal monthly payments of principal plus accrued interest for the next seven years. Should the seller financing be repaid over the anticipated term of the loan (84 months), assuming the current prime rate (3.25%), the Company expects to record additional interest income from the seller financing of $5,459,391 over its life. The seller financing does not contain a prohibition on pre-payment and may be repaid prior to maturity at any time. The seller financing will be secured by a first priority lien on substantially all of the assets of Buyer, and the obligations of the Buyer under the seller financing will be guaranteed by another company affiliated with the Buyer.

After tax gain from the asset sale transaction is anticipated to be $35,858,000 or $5.01 per diluted share outstanding at December 31, 2008. Sterling Trust expects to dividend the instruments evidencing the seller financing and after tax cash proceeds to the Company, its indirect parent, shortly following closing, and the Company in turn expects to contribute a portion of the proceeds to its wholly owned subsidiary, United Western Bank, over time. Such contributions will be based upon maintaining a targeted total risk based capital ratio of 11% or higher at the Bank, and may also be made, if necessary, to support other strategic opportunities for the Bank.

Assuming, hypothetically, that the closing of this transaction had been completed at December 31, 2008, the Company’s equity leverage ratio would have been 6.01% versus the 4.51% we reported as of that date. In addition, tangible book value per common share would have been $19.00 per primary and fully diluted share versus the $14.05 per primary and fully diluted common share we reported as of December 31, 2008.

Scot T. Wetzel, President and Chief Executive Officer of United Western Bancorp, Inc. said, “This transaction marks a significant evolution for United Western Bancorp, Inc., which is now the fourth largest publicly traded federal savings banking company in the western United States. Proceeds from the Sterling Trust asset sale will provide United Western Bancorp, Inc. with additional flexibility to execute our core community banking business plan at United Western Bank, our largest subsidiary, and to take advantage of unique strategic opportunities that might be created by the current economic and banking environments. Furthermore, the board of directors of United Western Bancorp, Inc. now has the flexibility to consider additional strategic options that create incremental value for shareholders. This was clearly the right time, and the right set of circumstances, for us to unlock most of Sterling Trust’s inherent value for shareholders. We are also very pleased to expand our relationship with Equity Trust, a long time customer of United Western Bank. This asset sale will allow Sterling Trust to become part of a significant and well regarded trust company that will have a substantial presence on a combined basis in the self-directed IRA services industry. We cannot thank the employees at Sterling Trust enough for their continued hard work and dedication over the past years, and we are pleased that they will have the opportunity to continue to work for a leader in this industry.”

Completion of the transaction is subject to a number of customary conditions to closing, including the approval of the Texas Department of Banking (“TDOB”), Sterling Trust’s principal regulator. Sterling Trust expects to file its application for TDOB’s approval of the transaction and various other matters related thereto within the week. While Sterling Trust cannot conclusively predict the timing of the closing of the transaction, Sterling Trust expects the closing of the transaction will take place in the second calendar quarter of 2009.

In addition, at the closing of the transaction, the Buyer will agree to maintain an amount of custodial deposits at the Bank in a minimum amount equal to the amount of custodial deposits transferred to the Buyer at the closing of this transaction for five years or until the seller financing is paid in full, whichever it later. The amount of custodial deposits that Sterling Trust had on deposit at the Bank at March 31, 2009 that are associated with the customer accounts to be transferred to the Buyer as a part of this transaction was approximately $316,000,000.

The Buyer and another of its affiliates also maintain custodial deposits from their customers at the Bank, with whom they have had a longstanding relationship. These existing deposits are included in the total deposit concentrations listed in the Company’s 10-K for December 31, 2008. At the closing, the Buyer will agree to maintain all of its custodial deposits at the Bank for a period of three years. The agreement by and between the Buyer and the Bank pursuant to which these deposits will be maintained at the Bank (the “Deposit Agreement”) is generally not subject to termination other than in the event of breach of the agreement by a party. The Deposit Agreement provides as well that the Bank may, at anytime and in its sole discretion, participate any or all of these deposits to a third party bank if the Bank wishes to reduce the amount of Equity Trust related custodial deposits it carries to allow for the addition of targeted community bank or other deposits.

As part of the Sterling Trust asset sale, for a period of sixty months following closing, the Company has agreed that it and the companies that it controls, including Sterling Trust, will not solicit the customers and employees of the transferred business or to compete, or have any ownership interest in, any business which engages in a substantially similar business to the transferred business.

Conference Call

Any investor or interested individual can listen to the teleconference, which is scheduled to begin at 9:00 AM MDT (11:00 AM EDT) on Monday, April 13, 2009. To participate in the teleconference, please call toll-free 800-240-7305 (or 303-262-2143 for international callers) approximately 10 minutes prior to the start time. You may also listen to the teleconference live on the Company’s website, www.uwbancorp.com, and accessing the Investor Relations tab, or by accessing http://www.talkpoint.com/viewer/starthere.asp?Pres=125932. For those unable to attend, an archive of the conference call will be hosted on these websites.

About United Western Bancorp, Inc.

Denver-based United Western Bancorp, Inc. is focused on developing its community-based banking network through its subsidiary, United Western Bank, by strategically positioning branches across Colorado’s Front Range market and certain mountain communities. This area spans the eastern slope of the Rocky Mountains – from Pueblo to Fort Collins, and from metropolitan Denver to the Roaring Fork Valley. United Western Bank plans to grow its network to an estimated ten to 12 community bank locations over the next three to five years. In addition to community-based banking, United Western Bancorp, Inc. and its subsidiaries offer deposit services to institutional customers and custodial, administrative, and escrow services through its wholly owned subsidiary, Sterling Trust Company. For more information, please visit our web site at www.uwbancorp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Forward-looking statements include information concerning our future results, interest rates, loan and deposit growth, operations, development and growth of our community bank network and our business strategy. Forward-looking statements sometimes include terminology such as “may,” “will,” “expects,” “anticipates,” “predicts,” “believes,” “plans,” “estimates,” “potential,” “projects,” “intends,” “should” or “continue” or the negative thereof or other variations thereon or comparable terminology. However, a statement may still be forward looking even if it does not contain one of these terms. As you consider forward-looking statements, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions that could cause actual performance or results to differ materially from those in the forward-looking statements. These factors include, but are not limited to: the ability of counterparties to perform their obligations to the Company and its subsidiaries, including the Buyer, and the guarantor of the Seller Loan under the asset purchase agreement; the successful implementation of our community banking strategies, the ability to secure, timing of and any conditions imposed thereon of any, regulatory approvals or consents for new branches or other contemplated actions, including the transactions contemplated by the asset purchase agreement; the availability of suitable and desirable locations for additional branches; the continuing strength of our existing business, which may be affected by various factors, including but not limited to interest rate fluctuations, level of delinquencies, defaults and prepayments, increased competitive challenges, and expanding product and pricing pressures among financial institutions; changes in financial market conditions, either internationally, nationally or locally in areas in which we conduct our operations, including without limitation, reduced rates of business formation and growth, commercial and residential real estate development, real estate prices and other recent problems in the commercial and residential real estate markets; demand for loan products and financial services; unprecedented fluctuations in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels, and pricing; increases in the levels of losses, customer bankruptcies, claims and assessments; the extreme levels of volatility and limited credit currently being experienced in the financial markets; changes in political and economic conditions, including the economic effects of terrorist attacks against the United States and related events; legal and regulatory developments, such as changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Department of Treasury and the Federal Reserve Board; our participation, or lack thereof, in governmental programs implemented under the Emergency Economic Stabilization Act (“EESA”), including without limitation the Troubled Asset Relief Program (“TARP”) and the Capital Purchase Program (“CPP”), and the impact of such programs and related regulations on our business and on international, national, and local economic and financial markets and conditions; and the risks and uncertainties discussed elsewhere and/or set forth from time to time in our periodic reports, filings, and public statements. There can be no assurance that the EESA will have a beneficial impact on the financial markets, including current extreme levels of volatility. To the extent the market does not respond favorably to the TARP or CPP or the TARP or CPP does not function as intended, our business may not receive the anticipated positive impact from the legislation. In addition, the U.S. Government, Federal Reserve and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition and we may become subject to new or heightened legal standards and regulatory requirements, practices or expectations which may impede our profitability or affect our financial condition. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.
Any forward-looking statements made by the Company speak only as of the date on which the statements are made and are based on information known to us at that time. We do not intend to update or revise the forward-looking statements made in this press release after the date on which they are made to reflect subsequent events or circumstances, except as required by law.

Appendix I
UNITED WESTERN BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP TANGIBLE BOOK VALUE PER SHARE
AND NON-GAAP EQUITY LEVERAGE RATIOS DISCLOSURE
(Unaudited)
(Dollars in thousands, except share information)

	December 31, 2008

	GAAP	Non- GAAP disclosure		Adjusted

Book value - total equity capital	$101,946
After tax gain on sale of Sterling Trust assets		$35,858	(1)
Book value - total equity capital - as adjusted	101,946	35,858		$137,804

Shares outstanding	7,253,391			7,253,391
Book value per share - as adjusted	$14.05	—	(2)	$19.00

Total assets	$2,258,653
After tax gain on sale of Sterling Trust assets		$35,858	(1)
Total assets - as adjusted	2,258,653	35,858		$2,294,511

Total equity leverage ratio	4.51%	—	(3)	6.01%

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(1) Represents estimated after tax gain, on sale of Sterling Trust assets at assumed tax rate of 37.925%.
(2) Equals book value - total equity capital - as adjusted divided by shares outstanding.
(3) Equals book value - total equity capital - as adjusted divided by total assets - as adjusted.